ADMINISTRATION AGREEMENT
                    -------------------------

     This Agreement is made between ----------------------- ("Administrator") and Midwest Trust, Midwest Group Tax Free Trust and Midwest Strategic Trust (collectively the "Trusts" and individually the "Trust"), the issuer of shares of beneficial interest ("Shares") of the mutual funds set forth on Schedule A to this Agreement (collectively the "Funds" and individually the "Fund"). In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

     1. The Trusts hereby appoint Administrator to render or cause to be rendered administrative support services to each Fund and its shareholders, which services may include, without limitation: aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with the Fund's transfer agent; answering client inquiries about the Fund and referring to the Trust those inquiries which the Administrator is unable to answer; assisting clients in changing dividend options, account designations and addresses; performing sub-accounting; establishing, maintaining and closing shareholder accounts and records; investing client account cash balances automatically in Shares of the Fund; providing periodic statements showing a client's account balance, integrating such statements with those of other transactions and balances in the client's other accounts serviced by the Administrator and performing such other recordkeeping as is necessary for the Fund's transfer agent to comply with all the recordkeeping requirements of the Investment Company Act of 1940 and the regulations promulgated thereunder; arranging for bank wires; and providing such other information and services as the Trust reasonably may request, to the extent the Administrator is permitted by applicable statute, rule or regulation to provide these services.

     2. Administrator shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in Administrator's business, or all or any personnel employed by Administrator) as is necessary or beneficial for providing information and services to shareholders of each Fund, and to assist each Trust in servicing accounts of clients.
Administrator shall transmit promptly to clients all communications sent to it for transmittal to clients by or on behalf of a Trust, a Fund, or a Trust's investment adviser, custodian or transfer or dividend disbursing agent.


     3. On each account in certain Funds for which the Administrator is to render administrative support services, Administrator will receive a fee, as set forth on Schedule B, equal to the normal dealer's discount from the public offering price on the Shares purchased by such accounts. During the term of this Agreement, each Trust or the Trust's investment adviser or underwriter will also pay to the Administrator quarterly one-fourth of the annual administration fees set forth in Schedule B hereto. Administrator shall notify the Trust if Administrator directly charges a fee to Fund shareholders for its administrative support services as described in this Agreement.

     4. Administrator agrees to comply with the requirements of all laws applicable to it, including but not limited to, ERISA, federal and state securities laws and the rules and regulations promulgated thereunder. Administrator agrees to provide services to each Trust in compliance with the then current Prospectus and Statement of Additional Information of the Trust and the operating procedures and policies established by the Trust, including, but not limited to, required minimum investment and minimum account size.

     5. No person is authorized to make any representations concerning a Fund or its Shares except those contained in the current Prospectus or Statement of Additional Information of the applicable Trust and any such information as may be officially designated as information supplemental to the Prospectus. Additional copies of any Prospectus and any printed information officially designated as supplemental to such Prospectus will be supplied by the Trust to Administrator in reasonable quantities on request.

     6. Administrator agrees that it will provide administrative support services only to those persons who reside in any jurisdiction in which a Fund's Shares are registered for sale and in which the Administrator may lawfully provide such services. Upon request, the Trusts shall provide the Administrator with a list of the states in which each Fund's Shares are registered for sale and shall keep such list updated.

     7. In no transaction shall Administrator have any authority whatsoever to act as agent for any Trust, any Fund or any person affiliated with any Trust or Fund.

     8. The Administrator agrees not to solicit or cause to be solicited directly, or indirectly at any time in the future, any proxies from the shareholders of a Trust in opposition to proxies solicited by management of the Trust, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Trustees of the Trust constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This paragraph 8 will survive the term of this Agreement.

     9. The Administrator shall prepare such quarterly reports for each Trust as shall reasonably be requested by the Trust. In addition, the Administrator will furnish the Trust or its designees with such information as the Trust or they may reasonably request (including, without limitation, periodic certifications confirming the provision to clients of the services described herein), and will otherwise cooperate with the Trust and its designees (including, without limitation, any auditors designated by the Trust), in connection with the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable by the Trust or the Trust's investment adviser or underwriter pursuant hereto, as well as any other reports or filings that may be required by law.

     10. The Administrator acknowledges that any Trust may enter into similar agreements with others without the consent of the Administrator.

     11. Each Trust reserves the right, at its discretion and without notice, to suspend the sale of Shares or withdraw the sale of Shares of any Fund.

     12. The Trust's underwriter has adopted compliance standards, attached hereto as Schedule C, as to when Class A and Class C Shares of the Dual Pricing Funds may appropriately be sold to particular investors. The Administrator agrees that all persons associated with it will conform to such standards.

     13. With respect to each Fund, this Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved as to the Fund at least annually by the Trustees of the applicable Trust, including a majority of the members of the Board of Trustees of the Trust who are not interested persons ("Disinterested Trustees") of the Trust and have no direct or indirect financial interest in the operations of the Trust's Rule 12b-1 Plan ("Plan") or in any documents related to the Plan cast in person at a meeting for that purpose. In the event this Agreement, or any part thereof, is found invalid or is ordered terminated by any regulatory or judicial authority, or the Administrator shall fail to perform the shareholder servicing and administrative functions contemplated hereby, this Agreement is terminable effective upon receipt of notice thereof by the Administrator.

     14. Notwithstanding paragraph 13, this Agreement may be terminated with respect to any Fund as follows:

          (a) at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Trustees of the applicable Trust or by a vote of a majority of the outstanding voting securities of the Fund on not more than thirty (30) days' written notice to the parties to this Agreement;

          (b) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940;
     or

          (c) by any party to the Agreement without cause by giving the other parties at least thirty (30) days' written notice of its intention to terminate.

     15. Any termination of this Agreement shall not affect the provisions of paragraph 18, which shall survive the termination of this Agreement and continue to be enforceable thereafter.

     16. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.

     17. This Agreement is not intended to, and shall not, create any rights against any party hereto by any third person solely on account of this Agreement.

     18. The Administrator shall provide such security as is necessary to prevent unauthorized use of any computer hardware or software provided to it by or on behalf of the Trusts, if any. The Administrator agrees to release, indemnify and hold harmless each Fund, each Trust, each Trust's transfer agent, custodian, investment adviser and underwriter, and their respective principals, directors, trustees, officers, employees and agents from any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by the Administrator, its officers, employees or agents regarding the purchase, redemption, transfer or registration of Shares for accounts of the Administrator, its clients and other shareholders. Such indemnity shall also cover any losses and liabilities incurred by and resulting from the Administrator's performance of or failure to perform its obligations or its breach of any representations or warranties under this Agreement. Principals of the Administrator will be available to consult from time to time with each Trust concerning the administration and performance of the services contemplated by this Agreement.

     19. This Agreement may be amended only by an agreement in writing signed by the Administrator and the Trusts.

     20. The obligations of each Trust under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the property of the Trust, as provided in the Trust's Agreement and Declaration of Trust. The execution and delivery of this Agreement has been authorized by the Trustees and signed by a duly authorized officer of the Trust, acting as such, and neither the authorization by the Trustees nor the execution and delivery by such officer of the Trust shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Trust as provided in its Agreement and Declaration of Trust.

     21. This Agreement does not authorize the Administrator to participate in any activities relating to the sale or distribution of the Shares, and the Administrator agrees that it shall not participate in such activities.

     22. If any provision of this Agreement, or any covenant, obligation or agreement contained herein, is determined by a court to be invalid or unenforceable, the parties agree that (a) such determination shall not affect any other provision, covenant, obligation or agreement contained herein, each of which shall be construed and enforced to the full extent permitted by law, and (b) such invalid or unenforceable portion shall be deemed to be modified to the extent necessary to permit its enforcement to the maximum extent permitted by applicable law.

     23. This Agreement shall be construed in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, this Agreement has been executed for the Trusts and the Administrator by their duly authorized officers, on this --- day of ------------, 199--.


-----------------------------      MIDWEST TRUST
Administrator

By: ----------------------         By: /s/ Robert H. Leshner
    Authorized Siganture              ---------------------
                                       Authorized Signature

                                   MIDWEST GROUP TAX FREE TRUST

                                   By: /s/ Robert H. Leshner
                                      ----------------------
                                       Authorized Signature

                                   MIDWEST STRATEGIC TRUST

                                   By: /s/ Robert H. Leshner
                                      ----------------------
                                       Authorized Signature

Schedule A
----------


                    SCHEDULE OF MUTUAL FUNDS
                    -------------------------


Midwest Trust
-------------
          Intermediate Term Government Income Fund
          Adjustable Rate U.S. Government Securities Fund
     *    Short Term Government Income Fund
          Global Bond Fund


Midwest Group Tax Free Trust
----------------------------

          Tax-Free Intermediate Term Fund
          Ohio Insured Tax-Free Fund
     *    Ohio Tax-Free Money Fund
     *    Tax-Free Money Fund
     *    California Tax-Free Money Fund
     *    Royal Palm Florida Tax-Free Money Fund


Midwest Strategic Trust
-----------------------

          U.S. Government Securities Fund
          Treasury Total Return Fund
          Utility Fund
          Equity Fund




     *    No-load money market fund.

Schedule B
----------
Midwest Group of Funds Commission Schedule

U.S. Government Securities Fund
Tax-Free Intermediate Term Fund - Class A
Intermediate Term Government Income Fund - Class A
Adjustable Rate U.S. Government Securities Fund - Class A

                                   Total
     Dollar Amount of Purchase     Sales     Dealer
     (At Offering Price)           Charge*   Concession

Less than $100,000                 2.00%     1.80%
from $100,000 but under $250,000   1.50%     1.35%
from $250,000 but under $500,000   1.00%     .90%
from $500,000 but under $1,000,000 .75%      .65%
$1,000,000 and over*               None      None

25 basis points annual trailing commission effective immediately, paid quarterly.

Equity Fund - Class A
Utility Fund - Class A
Global Bond Fund - Class A
Treasury Total Return Fund
Ohio Insured Tax-Free Fund - Class A

                                   Total
     Dollar Amount of Purchase     Sales     Dealer
     (At Offering Price)           Charge*   Concession

Less than $100,000                 4.00%     3.60%
from $100,000 but under $250,000   3.50%     3.30%
from $250,000 but under $500,000   2.50%     2.30%
from $500,000 but under $1,000,000 2.00%     1.80%
$1,000,000 and over**              None      None

25 basis points annual trailing commission effective immediately, paid quarterly.

*  As a percentage of offering price.
** Broker/Dealers are entitled to a commission of 50-75 basis points at the time the investor purchases Class A shares at NAV in amounts totaling $1 million or more. However, the investor is subject to a contingent deferred sales load of 50-75 basis points if a redemption occurs within one year of purchase. See specific Fund prospectus for details.

Equity Fund - Class C
Utility Fund - Class C
Global Bond Fund - Class C
Ohio Insured Tax-Free Fund - Class C
Tax-Free Intermediate Term Fund - Class C
Intermediate Term Government Income Fund - Class C
Adjustable Rate U.S. Government Securities Fund - Class C

The Funds will be offered to clients at net asset value. A commission of 1% of the purchase amount of Class C shares will be paid to participating brokers at the time of purchase. Purchases of Class C shares are subject to a contingent deferred sales load, according to the following schedule:

     Year Since Purchase       Contingent Deferred
     Payment Was Made          Sales Load

     First Year                    1%
     Thereafter                    None

100 basis points annual trailing commission will be paid quarterly beginning in the thirteenth month.

Brokers may invest for their own account at NAV
No trailing commissions will be paid to a dealer for any calendar quarter in which the average daily balance of all accounts in the Midwest Group of Funds (including no-load money market funds) is less than $1,000,000.


Schedule C
----------

                       Administration Fees
                       -------------------


You will receive a quarterly fee of .25% per annum (payable quarterly) of the average balance during each calendar quarter of all accounts in the Midwest Group Funds set forth on Schedule A for which you provide administrative services. However, no fee will be paid to you for any calendar quarter in which the average daily balance of such accounts is less than $1,000,000,000.